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                                Exhibit 21

                       Airgas, Inc. and Subsidiaries

Corporation Name                             Domicile

Airgas- Gulf States, Inc.                    DE
Airgas- Intermountain, Inc.                  DE
Airgas- Michigan, Inc.                       DE
Airgas- Mid America, Inc.                    DE
Airgas- Mid Atlantic, Inc.                   DE
Airgas- Mid South, Inc.                      DE
Airgas- Mountain States, Inc.                DE
Airgas- Nor Pac, Inc.                        DE
Airgas- North Central, Inc.                  DE
Airgas- Northeast, Inc.                      DE
Airgas- Northern California & Nevada, Inc.   DE
Airgas- South, Inc.                          DE
Airgas- Southwest, Inc.                      DE
Airgas- West, Inc.                           CA
Airgas Canada, Inc.                          Canada
Airgas Carbonic Enterprises, Inc.            DE
Airgas Carbonic, Inc.                        DE
Airgas Data,LLC.                             DE
Airgas Direct Industrial Vessel, LLC.        DE
Airgas Direct Industrial, Inc.               DE
Airgas International, Inc.                   VI
Airgas Lyons, Inc.                           DE
Airgas Management (Indian) Pvt. Ltd.         India
Airgas New England Real Estate, Inc.         DE
Airgas Polska Zo.o                           Poland
Airgas Realty, Inc.                          DE
Airgas Safety, Inc.                          DE
Airgas Specialty Gases, Inc.                 TX
AMI Equipment, LLC.                          PA
ATNL, Inc.                                   DE
Cylinder Leasing Corp.                       DE
FORAIR, Inc.                                 DE
Forgas, Inc.                                 DE
JWS Airgas, Inc.                             NJ
Kamool Airgas, Ltd.                          Thailand
Mauritius Industrial Gases, Inc.             Mauritius
NEJD Pipeline Co., Inc.                      DE
Nitrous Oxide Corp.                          DE
Poligaz-Gdansk                               Poland
Poligaz, SA.                                 Poland
Red-D-Arc, Inc.                              NV
Red-D-Arc Limited                            Canada
RSCI,Inc.                                    DE
Rutland Tool & Supply Co., Inc.              CA